EXHIBIT 21

                            SUBSIDIARIES OF DYNACARE
                                                                  MARCH 12, 2001
A/       CANADIAN OPERATIONS(1):

         Dynacare Gamma Institutional Laboratory Services Limited
         Dynacare-Gamma Laboratory Partnership
         Dynacare Kasper Medical Laboratories
         Dynacare Kasper Medical Laboratories (Northern Alberta) Inc. Dynacare G.P. Inc.
         Dynacare International Inc.
         Dynacare Laboratories Limited Partnership
         Dynacare Realty Inc.
         Dynacare X-ray Services Limited
         ExecMed Health Services Inc.
         The Dynacare Health Group Inc.
         Ultra-Med Development Inc.
         GDML Leaseco Inc.
         Gamma-Dynacare Leasing Corporation

         896988 Ontario Limited
         3033331 Nova Scotia Company

B/       US OPERATIONS(1)

         Dynacare Laboratories Inc.
         Dynacare Laboratory Management Inc.
         Dynacare Laboratories Investments Inc.
         Dynacare Northwest Inc.
         SVL Inc.
         Dynacare Mississippi Inc.
         Dynacare Southwest Laboratories Inc. (Delaware)
         Dynacare Texas LP, Inc.
         Dynacare Texas Shareholder, Inc.
         Clinical Laboratories Cheyenne
         Dynacare Texas Laboratories, Inc.
         HHD GenPar, Inc.
         HH/DL, L.P.
         DL/ELLIS, L.L.C.
         United/Dynacare L.L.C.
         Dynacare Louisiana Inc.
         Dynacare Louisiana, L.L.C.
         HT/DL LP
         SW/DL LP
         DL/UHS Inc.
         LabSouth, Inc.
         Dynacare Financing G.P.
         Dynacare Delaware Financing LLC
         UHS/DL, L.P.
         Dynacare/WPAHS L.L.C.

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(1) Excludes legal entities with inactive business operations